EXHIBIT 99.1

PRESS RELEASE

	Contact:	John Simmons, V.P., CFO
Stewart & Stevenson Services, Inc.
713-868-7700

FOR IMMEDIATE RELEASE

STEWART & STEVENSON SERVICES REPORTS

SECOND QUARTER 2004 RESULTS

Second Quarter Net Earnings were $0.20 per Diluted Share

Net Earnings from Continuing Operations were $0.25 per Diluted Share

HOUSTON – August 25, 2004 – Stewart & Stevenson Services, Inc. (NYSE: SVC) announced results for the second quarter of fiscal 2004, which ended on July 31, 2004.

Sales for the second quarter of fiscal 2004 totaled $316.3 million compared to sales of $312.9 million recorded in the same period a year ago.  Net earnings in the second quarter of fiscal 2004 were $5.9 million or $0.20 per diluted share compared to $0.11 per diluted share in the second quarter of fiscal 2003.  Included in this result was a loss of $1.4 million or $0.05 per diluted share from discontinued operations related to adjustments to liabilities recorded for obligations from the company’s blowout preventer, valve, elastomer, and drilling riser business which was sold during fiscal 2002.  Net earnings from continuing operations in the second quarter of fiscal 2004 were $7.3 million or $0.25 per diluted share compared to $3.2 million or $0.11 per diluted share in the second quarter of fiscal 2003.

Max L. Lukens, the company’s President and Chief Executive Officer, stated, “We are encouraged by these results as they reflect the benefits of the strategic actions we have implemented to generate acceptable returns in our core businesses and to position Stewart & Stevenson for sustained profitable growth.  While we are pleased with the improved results, we intend to build upon this progress, and we are committed to taking the actions required to achieve our desired level of returns.”

Segment Data

The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $140.7 million in the second quarter of fiscal 2004 compared to $108.4 million in the prior year’s second quarter.  Operating profit for the second quarter of fiscal 2004 improved to $18.8 million compared to $17.3 million in the second quarter of fiscal 2003 primarily as a result of the higher sales volume.  Operating margin percentages were lower in fiscal 2004 as a result of higher material costs, primarily related to increased steel pricing, and product mix.

The company’s current multi-year contract with the U.S. Army to produce the Family of Medium Tactical Vehicles (“FMTV”) is scheduled to conclude during the second half of fiscal 2004 at which time production is expected to begin under the new multi-year FMTV contract.  The Power Products segment, which is responsible for sales and aftermarket support of a wide range of industrial and transportation equipment, recorded sales of $123.7 million in the second quarter compared to sales of $127.9 million a year ago.  Sales in fiscal 2004 were lower primarily as a result of the exit of certain product lines.  The second quarter 2004 operating profit totaled $1.8 million compared to a $5.6 million operating loss in the comparable period of fiscal 2003.  The improved results are largely attributable to the numerous ongoing actions taken beginning in the second half of 2003 aimed at improving the quality of sales and reducing operating costs.  These actions include reductions in the workforce, closure of facilities, and the exit of certain product lines.

The Engineered Products segment, which manufactures equipment for the well servicing industry, as well as mobile railcar movers, off-road seismic vehicles, and snow blowers, recorded sales of$21.9 million for the second quarter of fiscal 2004 compared to $38.3 million in the same quarter last year.  Sales for the second quarter of fiscal 2003 included a higher volume of international well servicing equipment orders that were completed during the second half of the year.

Operating profit for the second quarter of fiscal 2004 increased to $1.1 million compared to $0.6 million in the previous year and included a $0.6 million gain from the sale of an idle manufacturing facility.

The Distributed Energy Solutions segment recorded second quarter 2004 sales of $6.2 million compared to sales of $20.0 million in the same period of fiscal 2003.  Second quarter 2004 operating loss totaled $5.8 million compared to a $2.8 million loss in the comparable period of last year primarily as a result of lower sales volume and ongoing indirect expenses as well as costs associated with the execution of the remaining contractual obligations in this segment and various contract issues and disputes. As previously announced, the company has decided to exit the turnkey engineering, procurement, and construction (“EPC”) activities of this segment and continues to wind up the remaining contractual obligations associated with such activity.

The Airline Products segment, which manufactures aviation ground support products, recorded sales of $23.7 million in the second quarter of fiscal 2004 compared to $18.4 million in the same quarter last year.  Operating loss for the second quarter of 2004 was $0.6 million compared to a $0.7 million loss in the corresponding period of fiscal 2003.  The increased sales volume was partially offset by higher material costs, primarily related to increased steel prices, higher operating expenses, and unfavorable product mix.   As previously announced, the company is pursuing a possible sale of its Airline Products business.

Liquidity

Total cash and short-term investments were $99.8 million at July 31, 2004 as compared to $106.3 million at the end of the first quarter.  Net cash used in operating activities during the second quarter was $9.7 million and included a $32 million impact from decreases in progress payments related to the transition to the new U.S. Army contract at TVS.  Net cash provided by investing activities was $5.5 million and included $11.4 million of proceeds from the sale of certain rental equipment assets and two idle manufacturing facilities.  Financing activities consumed $2.0 million of cash primarily related to the regularly scheduled quarterly dividend payment.

Conference Call

Stewart & Stevenson Services has scheduled a conference call for Wednesday, August 25, 2004 at 10:00 a.m. Eastern Time to review second quarter results.  To listen to the call, dial 800-659-1966 or 617-614-2711 and use pass code 80041855 at least ten minutes before the conference call begins.  A telephonic replay of the conference call will be available through September 1, 2004 and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 48720311.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the company’s web site at www.ssss.com.  To listen to the live call on the web, please visit the Stewart & Stevenson web site at least fifteen minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live web cast, an audio archive will be available shortly after the call ends.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum, and transportation.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  These factors include, but are not limited to, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of supply interruptions to Tactical Vehicle Systems segment, risks associated with Distributed Energy Solutions segment, risks of fixed-price contracts, risks as to cost controls,  risks of general economic conditions, risks as to rising steel prices, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to distributorships, risks as to licenses, risk of competition, risks relating to technology, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of claims and litigation, risks of product defects, risks of no credit facility, risks as to foreign sales and global trade matters, risks as to information technology, risks as to acquisitions and restructuring activities, risks as to currency fluctuations, risks as to environmental and safety matters, and credit risks  all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 31, 2004	August 2, 2003	July 31, 2004	August 2, 2003
	(Unaudited)		(Unaudited)
Sales	$316,322	$312,851	$620,610	$602,623
Cost of sales	275,752	271,134	539,808	519,046

Gross profit	40,570	41,717	80,802	83,577

Selling and administrative expenses	31,045	37,571	62,996	73,860
Pension curtailment expense	—	—	—	2,400
Other income, net	(2,072)	(564)	(2,678)	(476)

Operating profit	11,597	4,710	20,484	7,793

Interest expense	436	693	953	1,936
Interest and investment income	(332)	(559)	(586)	(1,059)

Earnings from continuing operations before income taxes	11,493	4,576	20,117	6,916
Income tax expense	4,193	1,348	7,311	2,029
Net earnings from continuing operations	7,300	3,228	12,806	4,887
Loss from discontinued operations, net of tax of ($766), ($284), ($800) and ($710)	(1,423)	(158)	(1,487)	(982)
Net earnings	$5,877	$3,070	$11,319	$3,905

Weighted average shares outstanding:
Basic	28,749	28,522	28,709	28,507
Diluted	29,182	28,967	29,058	28,804

Earnings per share:
Basic:
Continuing operations	$0.25	$0.11	$0.44	$0.17
Discontinued operations	(0.05)	—	(0.05)	(0.03)
Net earnings per share	$0.20	$0.11	$0.39	$0.14

Diluted:
Continuing operations	$0.25	$0.11	$0.44	$0.17
Discontinued operations	(0.05)	—	(0.05)	(0.03)
Net earnings per share	$0.20	$0.11	$0.39	$0.14

Cash dividends per share	$0.085	$0.085	$0.170	$0.170

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	July 31, 2004	August 2, 2003	July 31, 2004	August 2, 2003
	(Unaudited)		(Unaudited)
Sales
Tactical Vehicle Systems	$140,737	$108,365	$279,520	$219,342
Power Products	123,680	127,886	244,399	253,720
Engineered Products	21,936	38,262	39,204	64,373
Distributed Energy Solutions	6,235	19,986	10,678	32,592
Airline Products	23,734	18,352	46,809	32,596
Total sales	$316,322	$312,851	$620,610	$602,623

Operating Profit (Loss)
Tactical Vehicle Systems	$18,759	$17,279	$38,249	$35,066
Power Products	1,843	(5,642)	1,926	(8,768)
Engineered Products	1,145	553	(642)	145
Distributed Energy Solutions	(5,753)	(2,788)	(10,893)	(6,646)
Airline Products	(581)	(712)	(876)	(2,705)
Corporate expenses, net	(3,816)	(3,980)	(7,280)	(9,299)
Total operating profit	11,597	4,710	20,484	7,793
Interest expense	436	693	953	1,936
Interest and investment income	(332)	(559)	(586)	(1,059)

Earnings from continuing operations before income taxes	$11,493	$4,576	$20,117	$6,916

Operating Profit (Loss) Percentage
Tactical Vehicle Systems	13.3%	15.9%	13.7%	16.0%
Power Products	1.5	(4.4)	0.8	(3.5)
Engineered Products	5.2	1.4	(1.6)	0.2
Distributed Energy Solutions	(92.3)	(13.9)	(102.0)	(20.4)
Airline Products	(2.4)	(3.9)	(1.9)	(8.3)
Consolidated	3.7%	1.5%	3.3%	1.3%

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	July 31, 2004	January 31, 2004
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$88,815	$53,959
Short-term investments	10,935	7,745
Accounts receivable, net	144,999	163,324
Recoverable costs and accrued profits not yet billed	27,100	21,653
Inventories	159,451	166,315
Excess of current cost over LIFO values	(46,325)	(45,330)
Deferred income taxes	20,699	23,591
Income tax receivable	6,985	25,846
Other current assets	12,846	17,310
Total assets of discontinued operations	4,719	8,059
TOTAL CURRENT ASSETS	430,224	442,472

PROPERTY, PLANT AND EQUIPMENT, NET	123,875	136,165
DEFERRED INCOME TAX ASSET	13,491	15,523
INTANGIBLES AND OTHER ASSETS, NET	9,852	9,300
TOTAL ASSETS	$577,442	$603,460

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Notes payable	$1,823	$1,932
Current portion of long-term debt	250	250
Accounts payable	71,367	72,028
Accrued payrolls and incentives	16,159	18,092
Billings in excess of incurred costs	31,903	69,376
Estimated losses on uncompleted contracts	18,669	16,306
Other current liabilities	46,588	43,049
Total liabilities of discontinued operations	3,124	1,908
TOTAL CURRENT LIABILITIES	189,883	222,941

LONG-TERM DEBT, NET	26,125	26,260
ACCRUED POSTRETIREMENT BENEFITS AND PENSION	52,770	52,056
OTHER LONG-TERM LIABILITIES	4,035	4,720
TOTAL LIABILITIES	272,813	305,977
SHAREHOLDERS’ EQUITY
Common Stock, without par value, 100,000,000 shares authorized; 28,763,282 and 28,644,510 shares issued, respectively	58,484	57,056
Accumulated other comprehensive loss	(26,259)	(25,534)
Retained earnings	272,404	265,961
TOTAL SHAREHOLDERS’ EQUITY	304,629	297,483
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$577,442	$603,460

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Six Months Ended
	July 31, 2004	August 2, 2003	July 31, 2004	August 2, 2003
	(Unaudited)		(Unaudited)
Operating Activities
Net earnings	$5,877	$3,070	$11,319	$3,905
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Net loss from discontinued operations	1,423	158	1,487	982
Depreciation and amortization	7,630	7,202	14,671	14,223
Deferred tax expense (benefit)	3,634	(145)	5,522	(1,953)
Gain on sale of assets	(1,498)	—	(1,844)	—
Change in operating assets and liabilities net of the effect of discontinued operations:
Accounts receivable, net	(11,322)	(3,887)	18,889	697
Recoverable costs and accrued profits not yet billed	(3,237)	(29,187)	(5,447)	(32,821)
Inventories	(2,851)	13,209	3,433	7,768
Other current and noncurrent assets	15,221	(5,100)	20,912	(4,926)
Accounts payable	7,465	16,988	(661)	13,962
Accrued payrolls and incentives	(2,498)	(4,806)	(1,933)	(2,289)
Billings in excess of incurred costs	(33,527)	7,413	(37,473)	9,043
Estimated losses on uncompleted contracts	2,614	—	2,363	—
Other current liabilities	1,567	1,465	3,991	4,944
Accrued postretirement benefits & pension	159	(540)	714	3,283
Other, net	93	(291)	(1,577)	(241)
Net Cash Provided by (Used in) Continuing Operations	(9,250)	5,549	34,366	16,577
Net Cash Provided by (Used in) Discontinued Operations	(483)	212	(524)	3,490
Net Cash Provided by (Used in) Operating Activities	(9,733)	5,761	33,842	20,067

Investing Activities
Capital expenditures, excluding rental equipment	(4,586)	(6,642)	(6,724)	(9,554)
Additions to rental equipment	(2,153)	(3,677)	(2,967)	(6,301)
Proceeds from sale of businesses	464	—	3,632	—
Acquisition of businesses	—	—	—	(409)
Proceeds from disposal of property, plant and equipment	11,435	732	13,924	1,502
Change in short-term investments	300	(560)	(3,190)	(10,930)
Net investing activities of discontinued operations	37	—	74	—
Net Cash Provided by (Used in) Investing Activities	5,497	(10,147)	4,749	(25,692)

Financing Activities
Change in short-term notes payable	(85)	20	(109)	1,092
Payments on long-term borrowings	—	(30,000)	—	(30,000)
Dividends paid	(2,442)	(2,423)	(4,876)	(4,845)
Proceeds from exercise of stock options	510	855	1,250	896
Net Cash Used in Financing Activities	(2,017)	(31,548)	(3,735)	(32,857)

Increase (decrease) in cash and cash equivalents	(6,253)	(35,934)	34,856	(38,482)
Cash and cash equivalents, beginning of period	95,068	105,446	53,959	107,994
Cash and cash equivalents, end of period	$88,815	$69,512	$88,815	$69,512

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SELECTED OTHER INFORMATION

Continuing Operations

	ORDER BACKLOG
($ Millions)	August 2, 2003	November 1, 2003	January 31, 2004	May 1, 2004	July 31, 2004

Tactical Vehicle Systems	$627.1	$550.9	$453.0	$591.2	$496.7	*

Power Products	45.8	51.7	26.4	29.3	44.2

Engineered Products	40.3	22.3	20.1	30.9	26.6

Distributed Energy Solutions	30.0	23.0	19.5	14.1	10.6

Airline Products	2.5	4.6	7.0	14.3	12.8

	$745.7	$652.5	$526.0	$679.8	$590.9

	TACTICAL VEHICLE SYSTEMS UNIT DELIVERIES
	Fiscal 2003
	1Q	2Q	3Q	4Q	Total
Trucks	631	644	585	621	2,481

Trailers	132	126	121	130	509
	763	770	706	751	2,990
Sales (millions)	$111	$108	$110	$116	$445

	Fiscal 2004
Estimated Unit Deliveries	1Q	2Q	3Q*	4Q*	Total*
Trucks	743	751	661	644	2,799

Trailers	204	201	146	179	730
	947	952	807	823	3,529
Estimated Sales (millions)	$139	$141	$139	$125	$544

* Based on current US Army forecast and other data as of July 31, 2004.

See cautionary statements above for important information regarding forward-looking statements.